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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                December 29, 2000

                         COMMUNITY FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

                                    Tennessee
                 (State or other jurisdiction of incorporation)

                  0-28496                            62-1626938
          (Commission File No.)           (IRS Employer Identification No.)

401 Church Street, Nashville, Tennessee 37219
(Address of principal executive offices)

615/271-2025
(Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS

Community Financial Group, Inc. (NASDAQ: CFGI), parent company of The Bank of Nashville, announced the extension and increase of the March 15, 2000 Stock Repurchase Plan. The extended plan expires December 31, 2001 and provides for the acquisition of the remaining 16,000 shares and an additional 400,000 shares, for a total of up to 416,000 shares of common stock.

The news release is attached hereto as Exhibit 99.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     COMMUNITY FINANCIAL GROUP, INC.



Date: January 3, 2001                /s/ J. Hunter Atkins
      ---------------                -------------------------------------------
                                     J. Hunter Atkins
                                     President and Chief Executive Officer